REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December __, 2014, by and among Northern Dynasty Minerals Ltd., a corporation organized under the laws of the Province of British Columbia (the “Company”), and the undersigned purchasers (each, a “Purchaser,” and collectively, the “Purchasers”).

          WHEREAS:

          A.      In connection with the Subscription Agreements, dated as of December __, 2014, by and among the Company and the Purchasers (the “Subscription Agreements”), the Company has agreed, upon the terms and subject to the conditions set forth in the Subscription Agreements, to issue and sell to each Purchaser special warrants of the Company (the “Special Warrants”), each of which Special Warrants is convertible into one common share of the Company (the “Common Shares”).

          B.      In accordance with the terms of the Subscription Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Subscription Agreements. As used in this Agreement, the following terms shall have the following meanings:

     1.1      “Additional Registration Period” has the meaning set forth in section 3.1.

     1.2      “Additional Registration Statement” has the meaning set forth in section 3.1.

     1.3      “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York or the City of Toronto are authorized or required by law to remain closed.

     1.4      “Closing Date” shall have the meaning set forth in the Subscription Agreements.

     1.5      “Effective Date” means the date the Registration Statement has first been declared effective by the SEC.

     1.6      “Targeted Effectiveness Deadline” means the date which is 90 calendar days after the Closing Date.

     1.7      “Targeted Filing Date” means the date which is 30 days after the Closing Date.

     1.8      “Initial Registration Period” has the meaning set forth in section 3.1.

     1.9      “Initial Registration Statement” has the meaning set forth in section 3.1.

     1.10      “Investor” means a Purchaser or any transferee or assignee thereof to whom a Purchaser or another Investor assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Article 9.

     1.11      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof, or other entity of any kind.

     1.12      “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

     1.13      “Registrable Securities” means (i) the Common Shares issued issuable on exercise of the Special Warrants, and (ii) any share capital of the Company issued with respect to such Common Shares as a result of any split, dividend, recapitalization, exchange or similar event or otherwise.

     1.14      “Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities, any amendments, supplements, and exhibits thereto and any material incorporated by reference (or deemed to be incorporated by reference) therein, and includes the Initial Registration Statement and any Additional Registration Statement.

     1.15      “Required Holders” means the holders of at least 50% of the Registrable Securities.

     1.16      “Rule 415” means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

     1.17      “SEC” means the United States Securities and Exchange Commission.

ARTICLE 2

REGISTRATION

     2.1      Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Targeted Filing Date, file with the SEC the Registration Statement on Form F-3 covering the resale of all of the Registrable Securities (the “Initial Registration Statement”). In the event that Form F-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2.4. The Initial Registration Statement prepared pursuant hereto shall register for resale all of the Registrable Securities issuable as of the date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit A. The Company shall use reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Targeted Effectiveness Date. By 9:30 a.m. on the Business Day immediately following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement. The Company shall keep such Initial Registration Statement continuously effective pursuant to Rule 415 at all times until the second anniversary of this Agreement (the “Initial Registration Period”). If after the expiry of the Initial Registration Period, there are one or more Investors that individually (together with such Investor’s affiliates and any other person with whom they may be deemed to be a “group” within the meaning of Rule 13d-5 under the US Securities Exchange Act) are the beneficial owner, as calculated in accordance with Rule 13d-1 of the Exchange Act, of more than 9.9% of the then issued and outstanding shares of the Company and the Company has withdrawn any Registration Statement filed within the Initial Registration Period, then such Investors will have a demand registration right to cause the Company to file a further Registration Statement covering the registration of such Registrable Securities then owned by such Investors (the “Additional Registration Statement”). The Company will file such Additional Registration Statement within twenty (20) days of written receipt of a request from an Investor further to this demand registration right and will maintain the effectiveness of such Additional Registration Statement until the earlier of (i) the date as on which the Investors may sell all of the Registrable Securities covered by such Registration Statement without limitation or restriction pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act without the requirement for the Company to be in compliance with the current public information requirements under Rule 144, (ii) the date on which no Investor (together with such Investor’s affiliates and any other person with whom they may be deemed to be a “group” within the meaning of Rule 13d-5 under the US Securities Exchange Act) is the beneficial owner, as calculated in accordance with Rule 13d-1 of the Exchange Act, of more than 9.9% of the issued and outstanding shares of the Company, and (iii) the one year anniversary of the date of effectiveness of the Additional Registration Statement (the “Additional Registration Period”). If after expiry of the Additional Registration Period, there remain one or more Investors that individually (together with such Investor’s affiliates and any other person with whom they may be deemed to be a “group” within the meaning of Rule 13d-5 under the US Securities Exchange Act) are the beneficial owner, as calculated in accordance with Rule 13d-1 of the Exchange Act, of more than 9.9% of the issued and outstanding shares of the Company and the Company has withdrawn any Additional Registration Statement filed within the Additional Registration Period, such Investor or Investors will have one additional demand registration right to cause the Company to file a further Additional Registration Statement for a further Additional Registration Period on the equivalent terms for the initial demand registration right described above in this paragraph.

     2.2      Limitation to Registrable Securities. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

     2.3      Legal Counsel. Each Investor may designate legal counsel from time to time to review and oversee at the expense of such Investor any registration pursuant to this Article 2 (the “Legal Counsel”). The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement.

     2.4      Ineligibility for Form F-3. In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form that covers the resale of all of the Registrable Securities pursuant to the provisions of this Agreement and (ii) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the SEC.

     2.5      Effect of Failure to Obtain Effectiveness of Registration Statement. If a Registration Statement covering all of the Registrable Securities is not declared effective by the SEC on or before the applicable Targeted Effectiveness Date then the Company shall continue to use its reasonable best efforts to have it declared effective.

ARTICLE 3

RELATED OBLIGATIONS

               At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2.1, the Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

     3.1      Acceleration; Adequate Disclosure. The Company shall submit to the SEC, within two Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement continuously effective pursuant to Rule 415 at all times during the Initial Registration Period and any Additional Registration Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

     3.2      Amendments to Registration Statement. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement continuously effective at all times during the Initial Registration Period and any Additional Registration Period, and, during such period, comply in all material respects with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3.2) by reason of the Company filing with or furnishing to the SEC a report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement. The Company shall respond as promptly as reasonably practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Investors true and complete copies of all correspondence from and to the SEC relating to such Registration Statement that pertains to the Investors as “Selling Stockholders” but not any comments that would result in the disclosure to the Investors of material and non-public information concerning the Company.

     3.3      Review by Legal Counsel; Information Rights. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least three Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Form 20-F, Form 6-K and similar continuous disclosure reports) at least three Business Days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. Legal Counsel shall provide any comments within two Business Days after receipt of a document for review pursuant to the previous sentence. The Company shall, as promptly as practicable, furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Article 3.

     3.4      Prospectus Delivery. The Company shall, as promptly as practicable, furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, an electronic copy of the prospectus included in such Registration Statement and all amendments and supplements thereto; provided, that the Company shall promptly provide each Investor with such number of copies of such prospectus as such Investor may reasonably request and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

     3.5      Blue Sky Compliance. The Company shall use reasonable best efforts to (i) register and qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from the registration or qualification) of Registrable Securities for the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Initial Registration Period and any Additional Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Initial Registration Period and any Additional Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.5, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of notice of the initiation or threatening of any proceeding for such purpose.

     3.6      Updates to Prospectus. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, or the passage of time as a result of which a Registration Statement or the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material non-public information), and, subject to Section 3.16, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC or any other federal or state government authority for amendments or supplements to a Registration Statement or related prospectus or related information, (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate, and (iv) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on any Registration Statement (in which case the Company shall provide to each of the Investors true and complete copies of all comments that pertain to the Investors as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information). The Company shall notify Legal Counsel and each Investor in writing not more than one Business Day after (x) the Company becoming aware of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened (collectively, “Proceeding”), for that purpose; or (y) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose.

     3.7      Prevention of Suspension of Effectiveness. The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

     3.8      Underwriter Status. If, after the execution of this Agreement, the SEC informs the Company that one or more of the Investors may be an underwriter of Registrable Securities, the Company shall not name such Investors as Underwriters without the consent of such Investors and failing the timely receipt of such consent, such Investor’s Registrable Securities shall be removed from the Registration Statement.

     3.9      Confidentiality. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws or Canadian Securities Laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public. The Company agrees that it shall to the extent lawfully possible, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake reasonable and appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     3.10      Listing of Registrable Securities. The Company shall cause all of the Registrable Securities covered by a Registration Statement to be listed on the Toronto Stock Exchange and the NYSE MKT and each other securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.10.

     3.11      Certificates. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such amounts as the Investors may reasonably request and registered in such names as the Investors may request.

     3.12      Prospectus Supplements Requested by Investor. If reasonably requested by an Investor, the Company shall, as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

     3.13      Compliance with Regulations. The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, the British Columbia Securities Commission, and all other applicable regulatory authorities in connection with any registration hereunder, including without limitation Rule 172 under the Securities Act. Further, the Company shall notify the Investors promptly if the Company no longer satisfies the conditions of Rule 172.

     3.14      Reporting Issuer Status. During the Initial Registration Period and any Additional Registration Period, the Company shall continue to be a “reporting issuer” or the equivalent thereof in good standing under the applicable Canadian Securities Laws in each of the provinces of Canada in which it is currently a “reporting issuer” and shall continue to be in compliance with all applicable Canadian Securities Laws in all material respects and will make all necessary filings (including, without limitation, the filing of all continuous disclosure materials) required to be filed by the Company pursuant to the Canadian Securities Laws, but will not be required to qualify the Registrable Securities for sale in Canada.

     3.15      Confirmation of Effectiveness to Transfer Agent. Within one Business Day after a Registration Statement that covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) written confirmation that such Registration Statement has been declared effective by the SEC.

     3.16      Disclosure Grace Period. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material non-public information to the Investors) and the date on which the Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable, and (iii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed 10 consecutive days and no more than two Grace Periods shall occur during any 365 day period and the first day of any Grace Period must be at least two trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 2.5 hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3.6 with respect to the information giving rise thereto unless such material non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Shares to a transferee of an Investor in accordance with the terms of the Subscription Agreements in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.

     3.17      F-3 Eligibility. The Company shall use reasonable best efforts to maintain compliance with the eligibility requirements of Form F-3 so that such form is continuously available for the registration of the resale of Registrable Securities during the Initial Registration Period and any Additional Registration Period.

ARTICLE 4

OBLIGATIONS OF THE INVESTORS

     4.1      Information to be Included in Registration Statement. At least five Business Days prior to the first anticipated filing date of a Registration Statement other than the Initial Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

     4.2      Cooperation. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

     4.3      Cease Disposition. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.6, such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of notice that the supplemented or amended prospectus contemplated by Section 3.6 has been filed with the SEC or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Shares to a transferee of an Investor in accordance with the terms of the Subscription Agreements in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3.6 and for which the Investor has not yet settled. For the avoidance of doubt, each Investor may continue to resell any Registrable Securities pursuant to Rule 144 or any other available exemption from registration.

     4.4      Prospectus Delivery. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

ARTICLE 5

EXPENSES OF REGISTRATION

               All expenses, other than underwriting discounts and commissions or as otherwise provided in this Agreement, incurred in connection with registrations, filings or qualifications pursuant to Articles 2 and 3, including, without limitation, all registration, listing and qualifications fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

ARTICLE 6

INDEMNIFICATION

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     6.1      Indemnification by Company. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, the Canadian Securities Laws, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6.3, the Company shall reimburse the Indemnified Persons, promptly as such Indemnified Damages are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.1: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in strict conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any amendment thereof or supplement thereto, if such prospectus was timely made available by the Company to such Indemnified Person pursuant to Section 3.3; and (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Article 9.

     6.2      Indemnification by Investor. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6.1, the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act. Canadian Securities Laws or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in strict conformity with written information furnished to the Company by such Investor expressly for use in the Registration Statement or any amendment thereof or supplement thereto and, subject to Section 6.3, such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6.2 and the agreement with respect to contribution contained in Article 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6.2 for only that amount of a Claim or Indemnified Damages as does not exceed the dollar amount of the net proceeds received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Article 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6.2 with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     6.3      Participation; Cooperation. Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the proviso of the immediately preceding sentence shall be selected by the Investors holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person that relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

     6.4      Payment of Indemnification. The indemnification required by this Article 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

     6.5      Non-Exclusive Remedy. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE 7

CONTRIBUTION

               To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Article 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities that is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

ARTICLE 8

REPORTS UNDER THE EXCHANGE ACT

     8.1      With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

               (a)      make and keep public information available, as those terms are understood and defined in Rule 144;

               (b)      file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

               (c)      furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (ii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

ARTICLE 9

ASSIGNMENT OF REGISTRATION RIGHTS

               The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Subscription Agreements, and in accordance with all applicable securities laws.

ARTICLE 10

AMENDMENT OF REGISTRATION RIGHTS

               Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Article 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

ARTICLE 11

MISCELLANEOUS

     11.1      Holders of Record. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.

     11.2      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Northern Dynasty Minerals Ltd.
15th Floor - 1040 West Georgia Street
Vancouver, BC, Canada V6E 4H1
Fax: (604) 684-8092
Attention: Trevor Thomas [TrevorThomas@hdimining.com]

If to the Purchasers as per Schedule or as they may notify the Company.

With courtesy copies (which shall not be required for valid notice) to counsel:

For Company:
McMillan LLP
1500 1055 West Georgia Street,
Vancouver, BC, Canada
V6E 4N7
Fax 604 685 7084
Attention: Bernhard Zinkhofer, Esq.(Bernhard.Zinkhofer@mcmillan.ca)

For Investors:
Goodmans LLP
Bay Adelaide Centre
333 Bay Street, Suite 3400
Toronto, ON M5H 2S7

Attention Bill Gorman, Esq. wgorman@goodmans.ca

and

Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112

Attention: Greg Kramer Esq., greg.kramer@haynesboone.com

If to a Purchaser, to its address and facsimile number set forth on the Schedule of Purchasers attached hereto, with copies to such Purchaser’s representatives as set forth on the Schedule of Purchasers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

     11.3      No Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     11.4      Governing Law; Waiver of Jury Trial. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Investor hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Registration Rights Agreement . EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     11.5      Entire Agreement. This Agreement, the Subscription Agreements and the agreements entered into pursuant to the Subscription Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     11.6      Successors and Assigns. Subject to the requirements of Article 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

     11.7      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     11.8      Counterparts; Facsimile Signatures. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     11.9      Further Assurances; No Inconsistent Agreements. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Neither the Company nor any of its subsidiaries (as such term is defined in the Business Corporations Act (British Columbia)) (the “subsidiaries”) has entered, as of the date hereof, nor shall the Company or any of the Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Investors in this Agreement or otherwise conflicts with the provisions hereof.

     11.10      Required Consent. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

     11.11      Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

     11.12      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except to the extent set forth in Article 6.

     11.13      Several Liability. The obligations of each Investor hereunder are several and not joint with the obligations of any other Investor, and no provision of this Agreement is intended to confer any obligations on any Investor vis-à-vis any other Investor. Nothing contained herein, and no action taken by any Investor hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity or group, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Page Follows]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

NORTHERN DYNASTY MINERALS LTD.

By: __________________________________

Name:

Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, each Purchaser and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

PURCHASER:

By: __________________________________

Name:

Title:

[Purchaser Signature Page to Registration Rights Agreement]

SCHEDULE OF PURCHASERS

	Purchaser’s Address	Purchaser’s Representative’s
Address, email
Purchaser Name	and Facsimile Number and email
and Facsimile Number

EXHIBIT A

SELLING STOCKHOLDERS

For additional information regarding the issuance of the Common Shares, see “Private Placement of Special Warrants” above. We are registering the shares of Common Shares in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the issuance of the Special Warrants pursuant to the Subscription Agreements and the conversion of these Special Warrants into Common Shares, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Shares by each of the selling stockholders. The second column lists the number of shares of Common Shares beneficially owned by each selling stockholder, based on its ownership of the Special Warrants issued pursuant to the Subscription Agreements and assuming full conversion of such Special Warrants, as of January ___, 2015. The third column lists the shares of Common Shares being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Maximum Number of
	Number of Shares	Shares
Name of Selling	Beneficially Owned Prior	to be Sold Pursuant to	Number of Shares
Stockholder	to Offering	this Prospectus	Owned After Offering

PLAN OF DISTRIBUTION

We are registering the shares of Common Shares to permit the resale of these shares of Common Shares by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Shares.

The selling stockholders may sell all or a portion of the shares of Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  in the over-the-counter market;

  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  through the writing of options, whether such options are listed on an options exchange or otherwise;

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  short sales;

  sales pursuant to Rule 144;

  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale; and

  any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Shares in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Shares short and deliver shares of Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a particular offering of the shares of Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Shares by the selling stockholders and any other participating person. To the extent applicable Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Shares to engage in market-making activities with respect to the shares of Common Shares. All of the foregoing may affect the marketability of the shares of Common Shares and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Shares.

We will pay all expenses of the registration of the shares of Common Shares pursuant to the registration rights agreements, estimated to be $[ ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Shares will be freely tradable under the Securities Act in the hands of persons other than our affiliates.